Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 o: 650.493.9300 f: 650.493.6811
January 29, 2021
Seer, Inc.
3800 Bridge Parkway, Suite 102
Redwood City, CA 94065
Re: Registration Statement on Form S‑8
Ladies and Gentlemen:
We are acting as counsel to Seer, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) covering the registration for resale under the Securities Act of up to 1,168 shares of the Company’s common stock, $0.00001 par value per share (the “Shares”) on behalf of selling stockholders described in the prospectus included in the Registration Statement.

We have examined such instruments, documents, certificates and records, and such questions of law, as we have considered necessary or appropriate for the basis of our opinions hereinafter expressed. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto, will have become effective under the Securities Act; and (v) the legal capacity and competency of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction, other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not believe we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations issued thereunder nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
AUSTIN     BEIJING     BOSTON     BRUSSELS     HONG KONG     LONDON     LOS ANGELES     NEW YORK     PALO ALTO
SAN DIEGO     SAN FRANCISCO     SEATTLE     SHANGHAI     WASHINGTON, DC     WILMINGTON, DE

January 29, 2021

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation